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                                                                     EXHIBIT 16



October 8, 1996

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


     We have been furnished with a copy of the disclosure included under the caption "Experts" in the prospectus constituting a part of the Registration Statement on Form S-1 for the event that occurred on September 15, 1995, to be filed by our former client, Ridgeview, Inc. We agree with the statements made under that caption insofar as they relate to our Firm.



Very truly yours,



/s/ Whisnant & Company